UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 24, 2007

JPMORGAN CHASE & CO.

(Exact Name of Registrant
as Specified in Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)
001-05805 (Commission File Number)	13-2624428 (IRS Employer Identification No.)

270 PARK AVENUE, NEW YORK, NY (Address of Principal Executive Offices)	10017 (Zip Code)

Registrant’s telephone number, including area code: (212) 270-6000

___________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On May 24, 2007, JPMorgan Chase & Co. (“JPMorgan Chase” or the “Company”) and JPMorgan Chase Capital XXIII, a statutory trust formed under the laws of the State of Delaware (“Trust”), closed the public offering of $750,000,000 aggregate liquidation amount of Trust Floating Rate Capital Securities (the “Capital Securities”), representing preferred beneficial interests in Trust. The Capital Securities and the related guarantees have been registered under the Securities Act of 1933, as amended, by a registration statement on Form S-3 (File Nos. 333-126750, 333-126750-02).

In connection with the issuances of the Capital Securities, Sullivan & Cromwell LLP rendered an opinion regarding certain tax matters. A copy of such opinion is attached as Exhibits 8.1.

Also in connection with the closing, the Company entered into a Replacement Capital Covenant (the “RCC”), whereby, pursuant to Section 3(c)(i) therein, the Company agreed to notify holders of the Company’s 5.875% Junior Subordinated Deferrable Interest Debentures, Series O, due 2035, of the rights granted to such holders under the RCC. Such notification is being made with the filing of the RCC that is attached as Exhibits 99.1.

Item 9.01. Financial Statements and Exhibits

           (d) Exhibits

           The following Exhibits are being filed and not furnished as part of this Current Report and are incorporated by reference into the Registration Statement on Form S-3 (File Nos. 333-126750, 333-126750-02) of the Company and the Trust.

8.1	Tax Opinion of Sullivan & Cromwell LLP dated May 24, 2007 (Capital Securities)

99.1	Replacement Capital Covenant dated May 24, 2007 (Capital Securities)

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMORGAN CHASE & CO. (Registrant) By: /s/ Anthony J. Horan Name: Anthony J. Horan Title: Corporate Secretary

Dated: May 29, 2007

EXHIBIT INDEX

8.1	Tax Opinion of Sullivan & Cromwell LLP dated May 24, 2007 (Capital Securities)

99.1	Replacement Capital Covenant dated May 24, 2007 (Capital Securities)